Exhibit 99.1

Covanta Holding Corporation Adds UK Executive to Board of Directors

MORRISTOWN, N.J. - September 25, 2018 - Covanta Holding Corporation (NYSE:CVA) today announced the addition of Owen Michaelson to its Board of Directors.

Mr. Michaelson is chief executive of the Harworth Group PLC, one of the largest land and property regeneration companies in the United Kingdom. He has more than 25 years of experience in land development, energy generation and waste management, having held executive roles at the Peel Group, Black Country Properties and Viridor.

"We are fortunate to welcome an experienced executive such as Owen Michaelson to the Covanta Board," said Sam Zell, Covanta's chairman. "His unique insights and breadth of development experience in the UK will be invaluable as Covanta looks to grow in that market and beyond. I look forward to the important contributions he will make as a member of the Board.”

About Covanta

Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 22 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle nearly 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit covanta.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries ("Covanta") or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company's 10-K, previously filed with the Securities and Exchange Commission.

Investor Contacts
Dan Mannes
1.862.345.5456
IR@covanta.com

Media Contact
James Regan
1.862.345.5216